UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 24, 2009

Gran Tierra Energy Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300, 611 – 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of Principal Executive Offices, Including Zip Code)

(403) 265-3221
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 24, 2009, Gran Tierra Energy Inc., a Nevada corporation (“Gran Tierra”), entered into an Assignment and Assumption Agreement by and among Gran Tierra, Gran Tierra Energy Cayman Islands Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Gran Tierra (the “Borrower”), and Standard Bank PLC (“Standard Bank”) (the “Assumption Agreement”), pursuant to which:
•
Gran Tierra assigned and transferred to the Borrower, and the Borrower assumed from Gran Tierra, all of Gran Tierra’s rights and obligations under  its $50,000,000 revolving credit facility (the “Facility”), as evidenced by a Credit Agreement, dated as of February 22, 2007, by and among (i) Gran Tierra as borrower, (ii) Gran Tierra Energy Colombia, Ltd., a Utah limited partnership and wholly-owned subsidiary of Gran Tierra (the “Partnership”), and Argosy Energy Corp., a Delaware corporation and wholly-owned subsidiary of Gran Tierra, as original guarantors, and (iii) Standard Bank in its capacity as arranger, administrative agent, and issuing bank, as amended by Amendment No. 1 and Waiver to Credit Agreement (the “Amended Agreement”) and other related loan agreements;

•	Gran Tierra relinquished all of its rights, title, and interest provided under the terms of the Amended Agreement; and
•	Gran Tierra was irrevocably released from all of its obligations under the Amended Agreement and other related loan documents.

On August 24, 2009, following the consummation of the transactions contemplated by the Assumption Agreement, the Borrower, the Partnership, Argosy Energy, LLC (formerly Argosy Energy Corp.), a Delaware limited liability company and wholly-owned subsidiary of Gran Tierra (“Argosy”), Solana Petroleum Exploration (Colombia) Limited, a Cayman Islands exempted company and wholly-owned subsidiary of Gran Tierra (“Solana Cayman”), Solana Resources Limited, an Alberta, Canada corporation and wholly-owned subsidiary of Gran Tierra, and Standard Bank entered into an Amended and Restated Credit Agreement, amending and restating the Amended Agreement (the “Restated Agreement”).  As contemplated in the Assumption Agreement, the Borrower succeeded Gran Tierra as a party to the Restated Agreement.  The material terms of the Restated Agreement are substantially identical to those of the Amended Agreement, except as follows:
•	the maximum amount of the “borrowing base” of the Facility was increased from $50 million to $200 million;
•	the collateral that formerly secured Solana Cayman’s credit agreement was added to the collateral that previously secured the Amended Agreement; and
•	the covenant to enter into commodity price hedging agreements was deleted.

In connection with entering into the Assumption Agreement and Restated Agreement, Gran Tierra, the Borrower, the Partnership, Argosy, Solana Cayman, and GTE Colombia Holdings LLC, a Delaware limited liability company and wholly-owned subsidiary of Gran Tierra (“Holdco”), entered into the following ancillary agreements (the “Related Agreements”), which primarily provide for the preservation of the collateral securing the Facility:
•	First Priority Open Pledge Agreement over Credit Rights Derived from Hydrocarbon Commercial Sales Agreements, dated as of August 24, 2009, by and between Solana Cayman and Standard Bank;
•	First Priority Open Pledge Agreement over a Commercial Establishment, dated as of August 24, 2009, by and between Solana Cayman and Standard Bank;
•
Amended and Restated First Priority Open Pledge Agreement over Credit Rights Derived from Crude Oil Commercial Sales Agreements, dated as of August 24, 2009, by and between the Partnership and Standard Bank;

•	Cancellation of BNP Pledge over Credit Rights, dated as of August 20, 2009, by BNP Paribas;

•	Cancellation of BNP Pledge over Commercial Establishment, dated as of August 21, 2009, by BNP Paribas;
•	Collection Account Pledge Agreement, dated as of August 24, 2009, by and between Solana Cayman and Standard Bank;
•	Deposit Account Control Agreement, dated as of August 24, 2009, by and among Solana Cayman, BNP Paribas, and Standard Bank;
•	Letter regarding Pledge Agreements, dated as of August 24, 2009, by and among the Borrower, the Partnership, Argosy, Holdco, and Standard Bank; and
•	Release of Share Pledge Agreement, dated as of August 24, 2009, by and between Gran Tierra and Standard Bank.

The full text of the Assumption Agreement, the Restated Agreement, and the Related Agreements will be filed with Gran Tierra’s next Quarterly Report on Form 10-Q.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 24, 2009, Edgar Louis Dyes notified Dana Coffield, the President and Chief Executive Officer of Gran Tierra, that he intends to retire from all positions he currently holds with Gran Tierra and its various subsidiaries, effective December, 2009, or as soon as a replacement is found.  Mr. Dyes is a Named Executive Officer of Gran Tierra, as the term is defined in Item 402(a)(3) of Regulation S-K, and also holds the following positions with Gran Tierra’s subsidiaries:
•	President of the Partnership;
•	Manager of Argosy;
•	Director of the Borrower;
•	Director of Gran Tierra Energy Cayman Islands II Inc., a Cayman Islands exempted company and wholly-owned subsidiary of Gran Tierra; and
•	President and Director of Solana Cayman.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2009	GRAN TIERRA ENERGY INC.

	By:	/s/ Dana Coffield
Dana Coffield
President and Chief Executive Officer